Exhibit 10.32

Form of Note

THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF MAY 3, 2012, BY AND AMONG THE SUBORDINATED LENDER IDENTIFIED THEREIN AND MIDCAP FINANCIAL SBIC, LP, IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS AND OBLIGATIONS OF REGADO BIOSCIENCES, INC., TO AGENT AND LENDERS (AS DEFINED THEREIN) AND ALL LIENS AND SECURITY INTERESTS OF AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

REGADO BIOSCIENCES, INC.

8% UNSECURED CONVERTIBLE PROMISSORY NOTE

No.

$	May 3, 2012

1. Principal. Regado Biosciences, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of [            ] (“Holder”), or its assigns, in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of [            ] together with interest as set forth below (this “Note”).

This Note is one of a series of Notes (the “Notes”) of like tenor which shall not exceed an aggregate principal amount of Thirteen Million Five Hundred Sixty-One Thousand and Eighty Dollars and 00/100 ($13,561,080) issued by the Company to certain holders pursuant to the terms of the Purchase Agreement (as defined below).

2. Interest and Maturity. The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of eight percent (8%) per annum; provided, however, that upon the occurrence of and during the continuance of an Event of Default, interest will accrue at the rate of fifteen percent (15%) per annum. Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months, and shall accrue monthly and at the end of each 12-month anniversary of the date hereof, be added to principal. Unless converted or prepaid earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on the earlier of (i) subject to the provisions of the Subordination Agreement (as defined herein) and the occurrence of the “Subordination Termination Date” (under and as defined in the Subordination Agreement), a Change of Control (as defined herein) and (ii) November 30, 2014 (the “Maturity Date”). This Note is entered into pursuant to the terms of that certain Convertible Note Purchase Agreement among the Company, the Holder and the Purchasers listed on Exhibit A thereto, dated as of May 3, 2012 (the “Purchase Agreement”) and is subject to its terms. In the event of any conflict between this Note and the Purchase Agreement, the terms of the Purchase Agreement will control.

3. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid without penalty, in whole or in part, only with the written consent of the holders of Bridge Notes (as defined below) representing a majority of the aggregate principal amount represented by the Bridge Notes. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

4. Conversion; Liquidation Premium.

4.1 All unpaid principal on this Note and all unpaid accrued interest shall be converted automatically into the type, kind and character of securities (the “Securities”) issued in the Company’s next Qualified Equity Financing (as defined below) consummated on or before the Maturity Date, with the same rights, preferences and privileges as are received by other investors, and such Securities shall be issued pursuant to and governed by the same agreements relating to the issuance of the Securities in the Qualified Equity Financing, which agreements Holder will evidence its consent to by execution of appropriate documentation. Upon such conversion, the Holder shall receive the number of Securities calculated by dividing the amount of principal and accrued interest due under this Note by the price per share at which the Company sells and issues such Securities pursuant to the Qualified Equity Financing. The Company shall not issue fractional shares upon any conversion of this Note. For purposes of this Note, an “Qualified Equity Financing” shall mean the Company’s sale of equity securities in one transaction or a series of related transactions to venture capital, institutional or private investors in which at least Twenty Million and No/100 Dollars ($20,000,000.00) in gross cash proceeds is received by the Company (excluding conversion of Notes issued pursuant to the Purchase Agreement).

4.2 If a Qualified Equity Financing does not occur on or prior to the Maturity Date then, at the election of the Holder, the Note shall be convertible on and after the Maturity Date into that number of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), as is equal to the amount of outstanding principal and accrued interest on this Note on the date of such conversion divided by the Series D Conversion Price (as defined in the Company’s Certificate of Incorporation) then in effect for the Series D Preferred Stock (the “Series D Conversion Price”).

4.3 Upon conversion of this Note, the applicable amount of outstanding principal and accrued interest of the Note shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of such Note, a certificate or certificates for the securities to which the holder shall be entitled. For a conversion pursuant to Section 4.1, such conversion shall be deemed to have been made concurrently with the close of the Qualified Equity Financing. For a conversion pursuant to Section 4.4, such conversion shall be deemed to have been made immediately prior to the Change in Control (as defined below). The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

4.4 The Holder may elect, in its sole discretion, upon a Change in Control (as defined below) occurring prior to payment in full of the original principal amount of this Note and any accrued but unpaid interest thereon or the conversion of the Note pursuant to an Qualified Equity Financing, to (i) convert all unpaid principal on this Note and all accrued but unpaid interest into shares of the Series D Preferred Stock equal to the amount of the outstanding principal and accrued interest divided by a number equal to half the value of the Series D Conversion Price then in effect for the Series D Preferred Stock or (ii) subject to the provisions of the Subordination Agreement (as defined herein) and the occurrence of the “Subordination Termination Date” (under and as defined in the Subordination Agreement), demand payment in full of the Note, in which event the Company shall pay to the Holder an amount equal to twice the sum of (x) unpaid principal on the Note and (y) all accrued but unpaid interest, as of the date immediately following the “Subordination Termination Date” (as defined in the Subordination Agreement).

For the purposes of this Note, the term “Change in Control” shall mean (i) the reorganization, consolidation or merger of the Company in which the holders of the Company’s outstanding voting securities pre-closing of that event do not retain voting securities representing a majority of the voting power of the surviving entity (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Company, or (iii) the sale of equity by the existing holders of capital stock of the Company the result of which is that more than fifty percent (50%) of the Company’s outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of the Company immediately prior to any such transaction.

5. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

6. Notices. Any notice, other communication or payment required or permitted hereunder shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

7. Defaults and Remedies.

7.1 Events of Default. An “Event of Default” shall occur hereunder if:

(i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable; or

(ii) the Company shall default in the payment of any interest on this Note, when and as the same shall become due and payable; or

(iii) the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or this Note, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within thirty (30) days after the Company receives written notice of such default; or

(iv) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement shall have been incorrect in any material respect when made; or

(v) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or

(vi) if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement.

7.2 Acceleration. If an Event of Default occurs under Section 7.1(vi) or (vii), then the outstanding principal of and interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare the Note due and payable unless it shall execute a written waiver.

8. No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

9. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against dilution or other impairment.

10. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

11. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

12. Subordination. The Holder hereby agrees that this Note and any balance hereunder shall be subordinated in right of payment to any amounts due and owning by the Company pursuant to that certain Loan and Security Agreement, dated as of May 25, 2011, by and among Midcap Financial SBIC, LP ((“MidCap”) as a “Lender” and as “Agent” for the “Lenders” from time to time party thereto, the “Lenders” party thereto from time to time (in the case of the Agent and Lenders, together with their successors and assigns) and the Company, as “Borrower”, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior LSA”) or any other Loan Documents (as defined in the Senior LSA) entered into in connection therewith, all in accordance with and subject to the terms and conditions of that certain Subordination Agreement, dated May 3, 2012, by and among MidCap, each Purchaser and the Company (the “Subordination Agreement”). Each person that becomes a Purchaser under the Purchase Agreement agrees to, either on or prior to the date such person becomes a Purchaser, execute a joinder to the Subordination Agreement in accordance with its terms.

13. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

14. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company, at no cost to the Holder, will make and deliver in lieu of such Note a new Note of like tenor.

15. Equal Ranking. This Note shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionally on all outstanding Notes on the basis of the original principal amount of outstanding Notes.

16. Amendment. Any term of this Note may be amended only with the written consent of the Company and the holders of Notes of like tenor representing at least a majority of the outstanding aggregate principal loan amount issued pursuant to the Purchase Agreement (all Notes issued pursuant to the Purchase Agreement are collectively referred to as the “Bridge Notes”); provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the Bridge Notes shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each holder of any Bridge Note, each future holder of all such Bridge Notes and the Company, and the Company shall promptly give notice to all holders of outstanding Bridge Notes of any amendment or waiver effected in accordance with this Section 16.

17. Transfer. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Transfers of this Note remain subject to applicable restrictions on such transfer under federal and state securities laws and the provisions of the Purchase Agreement. Transfers of this Note also remain subject to the Subordination Agreement and Section 12 of this Note.

[Signature Page Follows]

IN WITNESS WHEROF, the Company has caused this Note to be signed in its name effective as of the date first above written

REGADO BIOSCIENCES, INC.

By:
Name:	David Mazzo, Ph.D.
Title:	Chief Executive Officer

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